    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2000


                                                      REGISTRATION NO. 333-48851
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                AMENDMENT NO. 5

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                NATCO GROUP INC.
             (Exact Name of Registrant as specified in its charter)

              DELAWARE                                 3533                                22-2906892
    (State or other jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
  of incorporation or organization)         Classification Code Number)                Identification No.)

                                                                     J. MICHAEL MAYER
                                                    SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                                                     NATCO GROUP INC.
             BROOKHOLLOW CENTRAL III                             BROOKHOLLOW CENTRAL III
         2950 NORTH LOOP WEST, SUITE 750                     2950 NORTH LOOP WEST, SUITE 750
               HOUSTON, TEXAS 77092                                HOUSTON, TEXAS 77092
                  (713) 683-9292                                      (713) 683-9292
   (Address, including zip code, and telephone      (Name, address, including zip code, and telephone
                     number,                                   number, including area code,
               including area code,                               of agent for service)
   of Registrant's principal executive offices)

                                   Copies To:

              VINSON & ELKINS L.L.P.                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
          1001 FANNIN STREET, SUITE 2300                     1700 PACIFIC AVENUE, SUITE 4100
            HOUSTON, TEXAS 77002-6760                            DALLAS, TEXAS 75201-4618
                  (713) 758-2222                                      (214) 969-4780
            ATTN.: WILLIAM E. JOOR III                          ATTN.: SETH R. MOLAY, P.C.

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Section 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the offering are estimated to be as follows:

Securities and Exchange Commission registration fee.........   $  30,858
NASD filing fee.............................................      11,600
NYSE listing fee............................................     116,100
Legal fees and expenses.....................................     250,000
Accounting fees and expenses................................     260,000
Blue Sky fees and expenses (including legal fees)...........      10,000
Printing expenses...........................................     100,000
Transfer Agent fees.........................................      15,000
Miscellaneous...............................................       6,442
                                                               ---------
          TOTAL.............................................   $ 800,000
                                                               =========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article Eleventh of the Restated Certificate of Incorporation of NATCO Group Inc. (the "Company") provides that the Company may indemnify any director, officer, employee or agent of the Company to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may be hereafter amended. Article VI of the Company's Bylaws provides that the Company shall indemnify each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Company or is a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the Delaware General Corporation Law as it existed at the time the indemnification provisions of the Company's Bylaws were adopted or as may be thereafter amended.

     Article VI of the Company's Bylaws also provides that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability, or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for its or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Company's Certificate of Incorporation contains such a provision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On March 5, 1998, the Company effected a four for three split of its common stock, par value $.01 per share (the "Common Stock"). All references to shares of Common Stock herein are on a post-split basis. On November 17, 1998, the Company amended its charter to divide its common stock into two classes, Class A common stock and Class B common stock.

     On June 30, 1997, the Company issued $2,359,864 in principal amount of its 13% Subordinated Promissory Notes due 2000 and 2,113,334 shares of Common Stock to Capricorn Investors II, L.P. in consideration of the payment to the Company of $13,000,000. In so doing, the Company relied on the private placement provisions of Section 4(2) of the Securities Act in claiming exemption for the offering, sale and delivery of such securities from the registration provisions of the Securities Act. Capricorn Investors II, L.P. was not organized solely to acquire the Company's securities. All of the limited partners of Capricorn Investors II, L.P. are accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act.

     As of June 30, 1998, Capricorn Investors, L.P. and Capricorn Investors II, L.P. delivered to the Company $5,084,501 and $2,359,864, respectively, in principal amount of the Company's 13% Subordinated Notes due 2000 in exchange for the issuance by the Company to such limited partnerships out of authorized but unissued Common Stock 1,010,333 shares and 468,925 shares, respectively. In so doing, the Company relied on the exchange of existing securities provisions of Section 3(a)(9) of the Securities Act in claiming exemption from the registration provisions of the Securities Act. No commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

     On November 18, 1998, in connection with the merger of The Cynara Company ("Cynara") with and into the Company, the Company issued 500,000 shares of Class B common stock to the former stockholders of Cynara in partial consideration of the receipt of all of the outstanding shares of the common stock, par value $.01 per share, of Cynara. As of September 30, 1999, the Company issued an additional 325,836 shares of Class B common stock to the former stockholders of Cynara as contingent consideration for such shares of Cynara common stock, pursuant to certain earn-out provisions contained in the merger agreement. In so doing, the Company relied in each case on the private placement provisions of Section 4(2) of the Securities Act in claiming exemption for the offering, sale and delivery of such securities from the registration provisions of the Securities Act. In connection with the execution of the Cynara merger agreement, all of the former stockholders of Cynara executed letters acknowledging that they are accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act.

     On November 18, 1998, the Company issued $5,300,000 in principal amount of its Convertible Promissory Note due 1999 to Capricorn Investors II, L.P. in consideration of the payment to the Company of $5,300,000. In so doing, the Company relied on the private placement provisions of Section 4(2) of the Securities Act in claiming exemption for the offering, sale and delivery of such securities from the registration provisions of the Securities Act. Capricorn Investors II, L.P. was not organized solely to acquire the Company's securities. All of the limited partners of Capricorn Investors II, L.P. are accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act.

     On December 17, 1998, Capricorn Investors II, L.P. delivered to the Company $5,300,000 in principal amount of the Company's Convertible Promissory Note due 1999 in exchange for the issuance by the Company to such limited partnership out of authorized but unissued Class A common stock 504,762 shares. In so doing, the Company relied on the exchange of existing securities provisions of Section 3(a)(9) of the Securities Act in claiming exemption from the registration provisions of the Securities Act. No commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

     As of July 12, 1999, the Company issued 136,832 shares of Class A common stock to Nathaniel A. Gregory in consideration of the payment to the Company of $1,205,489.92. In so doing, the Company relied on the private placement provisions of Section 4(2) of the Securities Act in claiming exemption for the offering, sale and delivery of such securities from the registration provisions of the Securities Act. Mr. Gregory, the Chairman and Chief Executive Officer of the Company, is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS:


        EXHIBIT
         NUMBER                                  DESCRIPTION
          1.1*           -- Form of Underwriting Agreement.
          2.1            -- Amended and Restated Agreement and Plan of Merger dated
                            November 17, 1998 but effective March 26, 1998 among the
                            Company, NATCO Acquisition Company, National Tank Company
                            and The Cynara Company.
          2.2            -- Stock Purchase Agreement dated as of May 7, 1997 among
                            Enterra Petroleum Equipment Group, Inc., National Tank
                            Company and Weatherford Enterra, Inc.
          2.3            -- Letter of Intent dated July 22, 1999 between NATCO Group
                            Inc. and Porta-Test International Inc.
          2.4            -- Letter of Intent dated September 28, 1999 between NATCO
                            Group Inc. and Engineering Specialties, Inc.
          2.5            -- Letter of Intent dated October 28, 1999 between NATCO
                            Group Inc. and Modular Production Equipment, Inc.
          3.1*           -- Restated Certificate of Incorporation of the Company, as
                            amended by Certificate of Amendment dated November 18,
                            1998 and Certificate of Amendment dated November 29, 1999
                            and Certificate of Amendment dated January 21, 2000.
          3.2            -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock.
          3.3            -- Amended and Restated Bylaws of the Company, as amended.
          4.1            -- Specimen Common Stock certificate.
          4.2            -- Rights Agreement dated as of May 15, 1998 by and among
                            the Company and ChaseMellon Shareholder Services, L.L.C.,
                            as Rights Agent.
          4.3            -- Registration Rights Agreement dated as of November 18,
                            1998 among the Company and Capricorn Investors, L.P. and
                            Capricorn Investors II, L.P.
          4.4            -- Registration Rights Agreement dated as of November 18,
                            1998 among the Company and the former stockholders of The
                            Cynara Company.
          4.5            -- Form of lock-up letter to the Underwriters from certain directors and officers of the Company.
          5.1            -- Opinion of Vinson & Elkins L.L.P.
         10.1            -- Directors Compensation Plan.
         10.2            -- Form of Nonemployee Director's Option Agreement.
         10.3            -- Employee Stock Incentive Plan.
         10.4            -- International Revolving Loan Agreement dated as of June
                            30, 1997 between National Tank Company and Chase Bank of
                            Texas, N.A.
         10.5            -- Commitment Letter dated November 24, 1994 from The Bank of Nova Scotia to NATCO Canada, Ltd.
         10.6            -- Service and Reimbursement Agreement dated as of July 1,
                            1997 between the Company and Capricorn Management, G.P.
         10.7            -- Term Loan Facility and Revolving Loan Facility dated June
                            30, 1997 among National Tank Company and Chase Bank of
                            Texas, N.A.
         10.8            -- Loan Agreement dated as of October 8, 1997 between The
                            Cynara Company and Bank One Texas, N.A.
         10.9            -- Form of Indemnification Agreement between the Company and its officers and directors.
         10.10           -- Securities Exchange Agreement dated as of March 5, 1998 by and among the Company, Capricorn Investors, L.P. and
                            Capricorn Investors II, L.P.

        EXHIBIT
         NUMBER                                  DESCRIPTION
         10.11           -- Stockholders' Agreement by and among the Company,
                            Capricorn Investors, L.P. and Capricorn Investors II,
                            L.P.
         10.12           -- Employment Agreement dated as of July 31, 1997 between
                            the Company and Nathaniel A. Gregory, as amended as of
                            July 12, 1999.
         10.13           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Nathaniel A. Gregory, as amended as of
                            July 12, 1999.
         10.14           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Patrick M. McCarthy.
         10.15           -- Stock Option Agreement dated as of July 31, 1997 between the Company and William B. Wiener III.
         10.16           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Frank Smith.
         10.17           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Frank Smith.
         10.18           -- Stock Option Agreement dated as of July 31, 1997 between the Company and David Volz.
         10.19           -- Stockholder's Agreement dated as of November 18, 1998
                            among the Company, Capricorn Investors, L.P., Capricorn
                            Investors II, L.P. and the former stockholders of The
                            Cynara Company.
         10.20           -- Change of Control Policy dated as of September 28, 1999.
         10.21           -- Severance Pay Summary Plan Description.
         10.22           -- Loan Agreement ($22,000,000 U.S. Revolving Loan Facility,
                            $10,000,000 Canadian Revolving Loan Facility and
                            $32,500,000 Term Loan Facility) dated as of November 20,
                            1998 among National Tank Company, NATCO Canada, Ltd.,
                            Chase Bank of Texas, National Association, The Bank of
                            Nova Scotia and the other lenders parties thereto and
                            joined in by NATCO Group Inc., as amended.
         10.23           -- International Revolving Loan Agreement dated as of June
                            30, 1997 between National Tank Company and Texas Commerce
                            Bank, National Association, as amended.
         10.24           -- Form of Nonstatutory Stock Option Agreement.
         21.1            -- List of subsidiaries of the Company.
         23.1            -- Consent of KPMG LLP regarding NATCO Group Inc.
         23.2            -- Consent of KPMG LLP regarding Engineering Specialties,
                            Inc. and Engineering Specialties FSC, Inc.
         23.3            -- Consent of KPMG LLP regarding Porta-Test International
                            Inc.
         23.4            -- Consent of Ernst &Young LLP regarding The Cynara Company.
         23.5            -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 hereto).
         24.1            -- Powers of Attorney (included on the signature page
                            hereto).
         27.1            -- Financial Data Schedule.
         99.1            -- Consent of George K. Hickox, Jr. to serve as director.
         99.2            -- Audited Financial Statement of Total Engineering Services
                            Team, Inc.


------------------------------

  * Filed herewith.

     All other schedules are omitted because the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of January, 2000.


                                            NATCO GROUP INC.

                                            By:  /s/ NATHANIEL A. GREGORY
                                              ----------------------------------
                                                     Nathaniel A. Gregory
                                                 Chief Executive Officer and
                                                            Chairman
                                                  of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 2000.


                  SIGNATURE                                         TITLE

          /s/ NATHANIEL A. GREGORY              Chairman of the Board and Chief Executive
---------------------------------------------     Officer (Principal Executive Officer)
            Nathaniel A. Gregory

            /s/ J. MICHAEL MAYER                Senior Vice President and Chief Financial
---------------------------------------------     Officer (Principal Financial Officer)
              J. Michael Mayer

           /s/ STEPHEN J. GOODLAND              Vice President -- Finance and Accounting
---------------------------------------------     (Principal Accounting Officer)
             Stephen J. Goodland

          HERBERT S. WINOKUR, JR.*              Director
---------------------------------------------
           Herbert S. Winokur, Jr.

               E. HALE STALEY*                  Director
---------------------------------------------
               E. Hale Staley

            PATRICK M. MCCARTHY*                Director
---------------------------------------------
             Patrick M. McCarthy

               HOWARD I. BULL*                  Director
---------------------------------------------
               Howard I. Bull

               KEITH K. ALLAN*                  Director
---------------------------------------------
               Keith K. Allan

           GEORGE K. HICKOX, JR.*               Director
---------------------------------------------
            George K. Hickox, Jr.

*By: /s/ DANIEL R. CARTER
     ----------------------------------------
     Daniel R. Carter, pursuant to a power of
     attorney filed with Amendment No. 2 to
     this Registration Statement No.
     333-48851, filed with the Securities and
     Exchange Commission on October 1, 1999.

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
          1.1*           -- Form of Underwriting Agreement.
          2.1            -- Amended and Restated Agreement and Plan of Merger dated
                            November 17, 1998 but effective March 26, 1998 among the
                            Company, NATCO Acquisition Company, National Tank Company
                            and The Cynara Company.
          2.2            -- Stock Purchase Agreement dated as of May 7, 1997 among
                            Enterra Petroleum Equipment Group, Inc., National Tank
                            Company and Weatherford Enterra, Inc.
          2.3            -- Letter of Intent dated July 22, 1999 between NATCO Group
                            Inc. and Porta-Test International Inc.
          2.4            -- Letter of Intent dated September 28, 1999 between NATCO
                            Group Inc. and Engineering Specialties, Inc.
          2.5            -- Letter of Intent dated October 28, 1999 between NATCO
                            Group Inc. and Modular Production Equipment, Inc.
          3.1*           -- Restated Certificate of Incorporation of the Company, as
                            amended by Certificate of Amendment dated November 18,
                            1998 and Certificate of Amendment dated November 29, 1999
                            and Certificate of Amendment dated January 21, 2000.
          3.2            -- Certificate of Designations of Series A Junior
                            Participating Preferred Stock.
          3.3            -- Amended and Restated Bylaws of the Company, as amended.
          4.1            -- Specimen Common Stock certificate.
          4.2            -- Rights Agreement dated as of May 15, 1998 by and among
                            the Company and ChaseMellon Shareholder Services, L.L.C.,
                            as Rights Agent.
          4.3            -- Registration Rights Agreement dated as of November 18,
                            1998 among the Company and Capricorn Investors, L.P. and
                            Capricorn Investors II, L.P.
          4.4            -- Registration Rights Agreement dated as of November 18,
                            1998 among the Company and the former stockholders of The
                            Cynara Company.
          4.5            -- Form of lock-up letter to the Underwriters from certain directors and officers of the Company.
          5.1            -- Opinion of Vinson & Elkins L.L.P.
         10.1            -- Directors Compensation Plan.
         10.2            -- Form of Nonemployee Director's Option Agreement.
         10.3            -- Employee Stock Incentive Plan.
         10.4            -- International Revolving Loan Agreement dated as of June
                            30, 1997 between National Tank Company and Chase Bank of
                            Texas, N.A.
         10.5            -- Commitment Letter dated November 24, 1994 from The Bank of Nova Scotia to NATCO Canada, Ltd.
         10.6            -- Service and Reimbursement Agreement dated as of July 1,
                            1997 between the Company and Capricorn Management, G.P.
         10.7            -- Term Loan Facility and Revolving Loan Facility dated June
                            30, 1997 among National Tank Company and Chase Bank of
                            Texas, N.A.
         10.8            -- Loan Agreement dated as of October 8, 1997 between The
                            Cynara Company and Bank One Texas, N.A.
         10.9            -- Form of Indemnification Agreement between the Company and its officers and directors.
         10.10           -- Securities Exchange Agreement dated as of March 5, 1998 by and among the Company, Capricorn Investors, L.P. and
                            Capricorn Investors II, L.P.
         10.11           -- Stockholders' Agreement by and among the Company,
                            Capricorn Investors, L.P. and Capricorn Investors II,
                            L.P.

        EXHIBIT
         NUMBER                                  DESCRIPTION
         10.12           -- Employment Agreement dated as of July 31, 1997 between
                            the Company and Nathaniel A. Gregory, as amended as of
                            July 12, 1999.
         10.13           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Nathaniel A. Gregory, as amended as of
                            July 12, 1999.
         10.14           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Patrick M. McCarthy.
         10.15           -- Stock Option Agreement dated as of July 31, 1997 between the Company and William B. Wiener III.
         10.16           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Frank Smith.
         10.17           -- Stock Option Agreement dated as of July 31, 1997 between the Company and Frank Smith.
         10.18           -- Stock Option Agreement dated as of July 31, 1997 between the Company and David Volz.
         10.19           -- Stockholder's Agreement dated as of November 18, 1998
                            among the Company, Capricorn Investors, L.P., Capricorn
                            Investors II, L.P. and the former stockholders of The
                            Cynara Company.
         10.20           -- Change of Control Policy dated as of September 28, 1999.
         10.21           -- Severance Pay Summary Plan Description.
         10.22           -- Loan Agreement ($22,000,000 U.S. Revolving Loan Facility,
                            $10,000,000 Canadian Revolving Loan Facility and
                            $32,500,000 Term Loan Facility) dated as of November 20,
                            1998 among National Tank Company, NATCO Canada, Ltd.,
                            Chase Bank of Texas, National Association, The Bank of
                            Nova Scotia and the other lenders parties thereto and
                            joined in by NATCO Group Inc., as amended.
         10.23           -- International Revolving Loan Agreement dated as of June
                            30, 1997 between National Tank Company and Texas Commerce
                            Bank, National Association, as amended.
         10.24           -- Form of Nonstatutory Stock Option Agreement.
         21.1            -- List of subsidiaries of the Company.
         23.1            -- Consent of KPMG LLP regarding NATCO Group Inc.
         23.2            -- Consent of KPMG LLP regarding Engineering Specialties,
                            Inc. and Engineering Specialties FSC, Inc.
         23.3            -- Consent of KPMG LLP regarding Porta-Test International
                            Inc.
         23.4            -- Consent of Ernst &Young LLP regarding The Cynara Company.
         23.5            -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 hereto).
         24.1            -- Powers of Attorney (included on the signature page
                            hereto).
         27.1            -- Financial Data Schedule.
         99.1            -- Consent of George K. Hickox, Jr. to serve as director.
         99.2            -- Audited Financial Statement of Total Engineering Services
                            Team, Inc.


------------------------------

  * Filed herewith.